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                                  Exhibit 24.2

        Consent of BDO Seidman, independent certified public accountants

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

DCX, Inc.
Franktown,Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 5, 1996, relating to the consolidated financial statements and schedules of DCX, Inc. appearing in the company's Annual Report on Form 10-K for the year ended September 30, 1995.

BDO SEIDMAN, LLP

Denver, Colorado
September 27, 1996





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